UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 14, 2017

TAYLOR MORRISON HOME CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35873	90-0907433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

(480) 840-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2017, Mr. Timothy R. Eller informed Taylor Morrison Home Corporation (the “Company”) of his retirement from the Company’s Board of Directors (the “Board”) to be effective as of the date of the Company’s 2017 annual meeting of stockholders, currently scheduled for May 31, 2017, and contemporaneously with the expiration of his current term. Mr. Eller’s retirement is not the result of any disagreement with the Company or as a result of any matter relating to the Company’s operations, policies or practices.

Effective with Mr. Eller’s retirement, Ms. Sheryl D. Palmer, the Company’s President and Chief Executive Officer, will become Chairman of the Board and a member of the nominating and corporate governance committee. In addition, Mr. Peter Lane, a current member of the Board, will become the Board’s lead independent director, and the Company’s Board size will decrease from 12 to 11 seated members.

A copy of the press release announcing Ms. Palmer’s and Mr. Lane’s appointments is attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2017

TAYLOR MORRISON HOME CORPORATION

/s/ Darrell C. Sherman
By:	Darrell C. Sherman
Executive Vice President,
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 19, 2017.

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